UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 6, 2010
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On August 6, 2010, Targa Resources Partners LP (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Targa Versado Holdings LP (the “Seller”), pursuant to which the Seller has agreed to sell, assign, transfer and convey to the Partnership (i) all of the member interests in Targa Versado GP LLC, a Delaware limited liability company (“Targa Versado GP”) and (ii) all of the limited partner interests in Targa Versado LP, a Delaware limited partnership (“Targa Versado LP”) (such member interests in Targa Versado GP and limited partner interests in Targa Versado LP being collectively referred to as the “Purchased Interests”), for aggregate consideration of $230 million, subject to certain adjustments.
          Targa Versado GP and Targa Versado LP (together, the “Companies”) collectively own or will own at the closing of the transaction, a 63% ownership interest in Versado Gas Processors, L.L.C. (“Versado”), which conducts a natural gas gathering and processing business in New Mexico consisting of the business and operations involving the Eunice, Monument and Saunders gathering and processing systems, processing plants and related assets (collectively, the “Business”).
     The closing of the Purchase Agreement is subject to the satisfaction of a number of customary conditions. Subject to the satisfaction of the conditions in the Purchase Agreement, the Partnership anticipates that closing of this transaction will occur in the third quarter of 2010.
     The Partnership expects to finance the acquisition of the Purchased Interests with cash (through the assumption and payment at closing of $227.7 million of indebtedness owed by the Companies to Seller or its affiliates) and by issuing to Targa Resources, Inc. (“Targa”) or its affiliates common units representing limited partner interests in the Partnership and general partner units representing general partner interests in the Partnership.
     Pursuant to the Purchase Agreement, the Seller has agreed to indemnify the Partnership, its Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Buyer Indemnified Parties”) from and against (i) all losses that Buyer Indemnified Parties incur arising from any breach of the Seller’s representations, warranties or covenants in the Purchase Agreement and (ii) certain environmental matters. The Partnership agreed to indemnify the Seller, its Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Seller Indemnified Parties”) from and against all losses that Seller Indemnified Parties incur arising from or out of (i) the business or operations of the Companies (whether relating to periods prior to or after the Effective Time) to the extent such losses are not matters for which the Seller has indemnified the Buyer Indemnified Parties or (ii) any breach of the Partnership’s representations, warranties or covenants in the Purchase Agreement. Certain of the Seller’s indemnification obligations are subject to an aggregate deductible of $3.45 million and a cap equal to $25.3 million. In addition, the parties’ reciprocal indemnification obligations for certain tax liability and losses are not subject to the deductible and cap. Pursuant to the Purchase Agreement, Targa has also agreed to reimburse the Partnership for maintenance capital expenditure amounts incurred by the Partnership or its subsidiaries in respect of certain New Mexico Environmental Department capital projects.
     The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report, which is incorporated herein by reference. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase Agreement.
     Both the Partnership and the Seller are indirect subsidiaries of Targa. As a result, certain individuals, including officers and directors of Targa, serve as officers and/or directors of more than one of such entities. Targa Resources GP LLC, as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership.
     Certain statements in this current report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this current report that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including declines in the production of natural gas or in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 7.01 Regulation FD Disclosure.
          On August 9, 2010, the Partnership announced that it had agreed to acquire the Business from the Seller. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. A description of the Business is set forth below.
     Brief Overview of Business
     The Business gathers and processes natural gas from the Permian Basin in southeast New Mexico primarily under percent of proceeds arrangements. During 2009, the Business processed an average of approximately 198.8 MMcf per day of natural gas and produced an average of approximately 22.2 MBbl/d of NGLs. In the first six months of 2010, the Business processed an average of approximately 185.2 MMcf per day of natural gas and produced an average of approximately 20.9 MBbl/d of NGLs. For the six months ended June 30, 2010, Targa has provided us the following financial information about the Business:

Six Months
Ended June 30,
2010 (1)
(in millions)
Revenues	$172.3
Product Purchases	120.9

Gross Margin	51.4
Operating Expenses	15.2

Operating Margin	$36.2

1.	Financial results represent 100% of the Business. The Partnership will acquire a 63% interest in Versado.
The following table sets forth certain information regarding the Business’ operations:

		2009 Approximate
	2009 Approximate	Inlet Throughput	2009 Approximate
	Gross Processing	Volume	NGL Production
Facility	Capacity (MMcf/d)	(MMcf/d)	(MBbls/d)
Eunice (1)	120	85.7	10.1
Monument (1)	90	61.7	5.9
Saunders (1)	70	51.4	6.2

1.	The operational information represents 100% of the Business. The Partnership will acquire a 63% interest in Versado.
     We have historically had the opportunity to acquire assets or businesses directly from Targa, which provided us access to an array of growth opportunities. After the closing of our acquisition of the Business, the only significant remaining operating business of Targa will be Targa’s approximately 77% interest in Venice Energy Services Company, L.L.C. (“VESCO”). VESCO owns a cryogenic natural gas processing plant and related facilities in Plaquemines Parish, Louisiana. Following the sale of the Business to the Partnership, Targa expects to work with the Partnership to complete diligence on the VESCO interests. If mutually agreeable terms can then be negotiated regarding a potential purchase by the Partnership of the VESCO interests, a closing could occur before year end. Following any acquisitions by us of the Business and the VESCO interests, we will focus primarily on internal growth and strategic acquisitions and development projects in our existing and new areas of operations.

     Targa, which owns our general partner, has informed us that it continues to consider various alternatives for monetizing Targa’s value and that such efforts could result in a business combination involving, or a sale of, or a sale of equity interests in, Targa or our general partner.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of August 6, 2010, by and between Targa Resources Partners LP and Targa Versado Holdings LP
99.1	Targa Resources Partners LP Press Release dated August 9, 2010

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: August 9, 2010	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of August 6, 2010, by and between Targa Resources Partners LP and Targa Versado Holdings LP
99.1	Targa Resources Partners LP Press Release dated August 9, 2010

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.